SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2005

MAXXAM INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924

(Commission File Number)

95-2078752

(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant's telephone number, including area code: (713) 975-7600

Item 1.01.     Entry Into a Material Definitive Agreement.

On November 18, 2005, the Registrant's indirect wholly owned subsidiary, The Pacific Lumber Company ("Palco"), and Palco's subsidiary, Britt Lumber Co., Inc. ("Britt," and together with Palco, the "Borrowers"), and certain of their affiliates entered into (a) the Third Amendment to Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and (b) the Third Amendment to Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.2. The modifications to the Revolving Credit Facility and the Term Loan, respectively, reflected in these two documents enabled a $6.0 million loan to Palco by its parent, MAXXAM Group Inc. The proceeds of such loan were used to pay down outstanding borrowings under the Revolving Credit Facility. Any capitalized terms used but not defined herein have the same meaning as is assigned to such terms in the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

Item 9.01	Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description
10.1	Third Amendment to Revolving Credit Agreement, dated November 18, 2005, among Palco, Britt, The CIT Group/Business Credit, Inc. and other parties
10.2	Third Amendment to Term Loan Agreement, dated November 18, 2005, among Palco, Britt,. Credit Suisse First Boston and other parties

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM INC.

Date: November 23, 2005                                By:/s/ Bernard L. Birkel

Name:	Bernard L. Birkel
Title:	Secretary & Senior Assistant General Counsel

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